                                                                    EXHIBIT 3.2


                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                               CUMULUS MEDIA INC.

                              ARTICLE I. OFFICES

         Section 1.1 REGISTERED OFFICE AND AGENT. The Corporation shall at all times maintain a registered office in the state of Delaware and a registered agent at that address, as required by the Delaware General Corporation Law (the "DGCL"), but may have such other offices located in or outside the State of Delaware as the Board of Directors of the Corporation may from time to time determine. The registered agent may be changed from time to time by the Board of Directors.

                      ARTICLE II. STOCKHOLDERS' MEETINGS

         Section 2.1 ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time and place as may be fixed by resolution of the Board of Directors, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the election of Directors is not accomplished at the annual meeting of the shareholders, or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise brought before the meeting by or at the direction of the Board of Directors; or (c) brought before the meeting by a shareholder pursuant to this Section 2.1.

         Only persons who are nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible for election as Directors, except as may otherwise be provided by the terms of the Corporation's Certificate of Incorporation with respect to (i) the rights of holders of any series of Preferred Stock to elect Directors, and (ii) the rights of holders of Class C Common Stock to elect one (1) Director. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section 2.1.

         For business to be properly brought before an annual meeting by a shareholder, and for nominations by shareholders for the election of directors, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. All notices given pursuant to this


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Section 2.1 shall be in writing and must be received by the Secretary of the
Corporation not later than ninety (90) days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. All such notices shall include (i) a representation that the person sending the notice is a shareholder of record and will remain such through the Meeting Record Date (defined in Section 2.5); (ii) the name and address, as they appear on the Corporation's books, of such shareholder; (iii) the class and number of the Corporation's shares which are owned beneficially and of record by such shareholder; and (iv) a representation that such shareholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice. Notice as to proposals with respect to any business to be brought before the meeting other than election of directors shall also set forth the text of the proposal and may set forth any statement in support thereof that the shareholder wishes to bring to the attention of the Corporation, and shall specify any material interest of such shareholder in such business. The person providing the notice shall also be required to provide such further information as may be requested by the Corporation to comply with federal securities laws, rules and regulations. Notice as to nominations shall set forth the name(s) of the nominee(s), address and principal occupation or employment of each, a description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such shareholder.

         The chairman of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.

         Section 2.2       SPECIAL MEETINGS.

                  (A) A special meeting of shareholders (a "Special Meeting") may be called only (i) by the Board of Directors pursuant to a resolution adopted by three-quarters (3/4) of the entire Board of Directors, or
(ii) by the Board of Directors upon the demand, in accordance with this Section 2.2, of the holders of record of shares representing at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

                  (B) In order that the Corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than sixty (60) days nor less than ten (10) days prior to the Special Meeting. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within thirty (30) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within thirty (30) days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 30th day after the first day on which a valid written request to


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set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in
Section 2.1. Any business proposed to be brought before the special meeting must be of a character that requires a special meeting under Delaware law or the Certificate of Incorporation.

                  (C) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the Corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (B) of this Section 2.2), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such demand and the class or series and number of shares of the Corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary (i) not before, and (ii) within seventy (70) days after, the Demand Record Date.

                  (D) If the provisions of this Section 2.2 have been fully complied with, the Board of Directors by resolution shall call a special meeting. The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph
(C) of this Section 2.2, the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined herein), pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of this paragraph (D), the following terms shall have the meanings set forth below:

                           (i)      "Affiliate" shall have the meaning assigned
to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (ii)     "Participant in a Solicitation" shall have
the meaning assigned to such term in Item 4 of Schedule 14A promulgated under the Exchange Act.


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                           (iii)    "Person" shall mean any individual, firm,
corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                           (iv)     "Proxy" shall have the meaning assigned to
such term in Rule 14a-1 promulgated under the Exchange Act.

                           (v)      "Solicitation" shall have the meaning
assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

                           (vi)     "Soliciting Stockholder" shall mean, with
respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

                                    (a)      each shareholder signing any such
demand;

                                    (b)      if the number of shareholders
signing the demand or demands for a meeting delivered to the Corporation pursuant to paragraph (C) of this Section 2.2 is more than ten (10), each Person who is or intends to be a Participant in a Solicitation in connection with the Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

                                    (c)      any Affiliate of a Soliciting
Stockholder, if a majority of the directors then in office determine, in good faith, that such Affiliate should be required to sign the written notice described in paragraph (C) of this Section 2.2 and/or the written agreement described in this paragraph (D) in order to prevent the purposes of this
Section 2.2 from being evaded.

                  (E) Except as provided in the following sentence, any Special Meeting shall be held at such hour, day and place as may be designated by resolution of the Board of Directors. In the case of any Special Meeting called by the Board of Directors upon the demand of shareholders (a "Demand Special Meeting"), the date of the Demand Special Meeting shall be not more than seventy (70) days after the Meeting Record Date (as defined in Section 2.5 of these By-Laws); provided that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within thirty
(30) days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 20% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, as well as the agreement described in paragraph (D), are delivered to the Corporation (the "Delivery Date"), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting.

                  (F) The Corporation may engage independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the


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Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five (5) Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board of Directors or any shareholder to contest the validity of any demand, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

                  (G) Only business within the purpose described in the meeting notice given in accordance with Section 2.4 of these By-Laws may be conducted at a Special Meeting.

                  (H) For purposes of these By-Laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         Section 2.3 PLACE OF MEETING. The annual meeting of the shareholders, and any Special Meeting of the shareholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors may designate.

         Section 2.4       NOTICES TO SHAREHOLDERS.

                  (A) REQUIRED NOTICE. Written notice stating the place, day and hour of the meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days (twenty (20) days in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets) nor more than sixty
(60) days before the date of the meeting (unless a different time is provided by the DGCL or the Corporation's Certificate of Incorporation), by or at the direction of the Chairman, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the DGCL or the Corporation's Certificate of Incorporation to receive notice of such meeting. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder's address shown in the current record of shareholders of the Corporation, with postage thereon prepaid.

                  (B) ADJOURNED MEETING. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (A) of this Section 2.4, to those persons who are shareholders as of the new record date.

                  (C) WAIVER OF NOTICE. A shareholder may waive notice in accordance with Section 2.12 of these By-Laws.

                  (D) CONTENTS OF NOTICE. The notice of each Special Meeting shall include a description of the purpose or purposes for which the meeting is called. Except as


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otherwise provided in these By-Laws, in the Corporation's Certificate of
Incorporation, or in the DGCL, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called. If the purpose of the meeting, or one of its purposes, is to consider a proposed reduction of stated capital without amendment to the Certificate of Incorporation, or voluntary dissolution or revocation of a voluntary dissolution by act of the Corporation, or a proposed disposition of all (or substantially all) of the assets of the Corporation outside of the ordinary course of business, the notice of the meeting shall state such purpose. If the purpose of the meeting, or one of its purposes, is to consider a proposed amendment to the Certificate of Incorporation, the notice shall set forth the proposed amendment or a summary of the changes to be effected thereby; and if the purpose of the meeting, or one of its purposes, is to consider a proposed merger or consolidation, a copy or a summary of the plan of merger or plan of consolidation, as the case may be, shall be included in or enclosed with the notice of the meeting.

         Section 2.5       FIXING OF RECORD DATE.

                  (A) MEETINGS. The Board of Directors may fix a date as the record date for any determination of shareholders entitled to notice of, and to vote at, a shareholders' meeting, such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than ten (10) days nor more than sixty (60) days prior to the meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty (30) days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these By-Laws, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting.

                  (B) DISTRIBUTIONS. The Board of Directors may fix a date as the record date for determining shareholders entitled to receive a dividend or distribution, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such payment. If no record date is fixed for the determination of shareholders entitled to receive a dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation's shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

         Section 2.6 SHAREHOLDER LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, by the earlier of (a) twenty (20) days after the record date, or (b) ten (10) days before the meeting date, for any meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting, arranged alphabetically by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list


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beginning ten (10) business days before the meeting date and continuing until the meeting date, at the Corporation's registered office and, subject to the DGCL, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the Corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         Section 2.7 QUORUM. Except as otherwise provided in the Corporation's Certificate of Incorporation, these By-Laws or the DGCL, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. Once a share is represented for any purpose at a meeting, other than for the sole purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting. If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter and represented at the meeting shall be the act of the shareholders unless the vote of a greater number is required by the DGCL or the Corporation's Certificate of Incorporation.

         Section 2.8 CONDUCT OF MEETINGS. The Chairman or, in his or her absence, any officer or Director chosen by the Board of Directors shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         Section 2.9 PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after three (3) years from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the DGCL as to the validity and sufficiency of proxy appointments.

         Section 2.10 VOTING OF SHARES. Each outstanding share shall be entitled to that number of votes specified in the Corporation's Certificate of Incorporation; provided, however, that if no such vote is specified, each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the DGCL. Shares of the Corporation standing in the name of another corporation, whether domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may provide or, in the absence of any such provision, as the board of directors of such corporation may determine; and


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any shares voted by an officer, agent, or proxy of such corporation shall be presumed to be voted with due authority in the absence of express notice to the contrary given in writing to the Secretary or other officer of the Corporation.

         Shares of the Corporation standing in the name of a deceased person, a minor, or an incompetent, may be voted by such person's administrator, executor, guardian, or conservator, as the case may be, either in person or by proxy, without the necessity to transfer such shares into the name of such fiduciary, provided that such fiduciary files proper evidence of his incumbency or office with the Secretary of the Corporation. Shares standing in the name of a trustee may be voted by him either in person or by proxy.

         Shares of the Corporation which have been pledged by a shareholder shall continue to be voted by him until such shares have been transferred into the name of the pledgee.

         Shares of the Corporation belonging to the Corporation itself shall not be voted, directly or indirectly, at any meeting of the shareholders and shall not be considered in determining the total number of outstanding shares at any given time.

         Section 2.11 NO CUMULATIVE VOTING. In all elections for Directors, no shareholder shall have the right to cumulate their votes for the Directors to be elected except as otherwise specifically provided in the Corporation's Certificate of Incorporation.

         Section 2.12 WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder under the DGCL, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing by the shareholder entitled to such notice, signed at any time before, at or after the time of the meeting, shall be deemed equivalent to the giving of such notice. A shareholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

                  (A) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

                  (B) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                        ARTICLE III. BOARD OF DIRECTORS

         Section 3.1 GENERAL POWERS. Subject to any limitations imposed by the DGCL or the Corporation's Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

         Section 3.2 NUMBER, TENURE, AND QUALIFICATIONS. The number of Directors of the Corporation shall be six (6). The number of Directors may be increased or decreased from time to time by amendment to these By-Laws and shall be deemed increased or decreased automatically without any action by the shareholders or Directors as provided in the Corporation's Certificate of Incorporation with respect to (i) the rights of the holders of any series of Preferred Stock to elect Directors, and (ii) the rights of the holders of Class C Common


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Stock to elect one (1) Director, but no decrease shall have the effect of reducing the term of any incumbent Director except as otherwise provided in the Certificate of Incorporation. Each Director shall hold office until the next succeeding annual meeting of the shareholders or until his successor has been elected and qualified. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman, or to the Corporation through the Secretary or otherwise. Directors need not be residents of the State of Delaware or shareholders of the Corporation. The terms of office of the Board of Directors shall be and is divided into three classes:
Class I, Class II, and Class III. The Class I term will expire at the annual meeting of shareholders to be held in 2003; the Class II term will expire at the annual meeting of shareholders to be held in 2004; and the Class III term will expire at the annual meeting of shareholders to be held in 2005. At each annual meeting of shareholders after the initial classification, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The directorships will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third (1/3) of the directors.

         Section 3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, for the holding of additional regular meetings of the Board of Directors, either within or without the State of Delaware, without other notice than such resolution.

         Section 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Corporation or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

         Section 3.5       MEETINGS BY TELEPHONE OR OTHER COMMUNICATION
TECHNOLOGY.

                  (A) Any or all Directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which all participating Directors may simultaneously hear each other during the meeting.

                  (B) If a meeting will be conducted through the use of any means described in paragraph (A), all participating Directors shall be informed that a meeting is taking place at which official business may be transacted. A Director participating in a meeting by any means described in paragraph (A) is deemed to be present in person at the meeting.

         Section 3.6 NOTICE OF MEETINGS. Except as otherwise provided in the Certificate of Incorporation or the DGCL, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each Director or committee member at least forty-eight (48) hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph or facsimile, or by mail or private carrier. Oral


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notice is effective when communicated to the director or to any person answering the director's business or home telephone, or when left on the director's answering machine or voice-mail system at home or place of business. Written notice is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the U.S. Mail, if mailed postpaid and correctly addressed; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) at the time a facsimile transmission is completed, if sent by facsimile to the Director's home or place of business. Whenever any notice is required to be given to any Director of the Corporation under the DGCL, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing by the Director entitled to such notice, signed at any time before, at or after the time of meeting, shall be deemed equivalent to the giving of such notice. The attendance of a Director at any meeting of the Board of Directors shall constitute a waiver of notice of the meeting, except where a Director attends for the express purpose of objecting to the transaction of any business at the meeting on the grounds that the meeting was not lawfully called or convened.

         Section 3.7 QUORUM. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that if less than a majority of such number of Directors are present, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors appointed to serve on a committee shall constitute a quorum of the committee.

         Section 3.8 MAJORITY ACTION. The act of a majority of the Directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors (unless the act of a greater number of Directors is required by the Certificate of Incorporation). A Director of the Corporation who is present at a meeting of the Board of Directors at which action is taken shall be conclusively presumed to have assented to the action so taken unless his dissent to such action is entered in the minutes of the meeting, or he files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or he forwards his dissent, by registered or certified mail, to the Secretary of the Corporation not later than two (2) days after the adjournment of the meeting. This right to dissent may not be exercised by any Director who voted in favor of such action.

         Section 3.9 CONDUCT OF MEETINGS. The Chairman, or in his or her absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any Director or other person present to act as secretary of the meeting.

         Section 3.10 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, shall be filled by election at the annual meeting of the shareholders or at a special meeting of the shareholders called for such purpose. Until such time as the vacancy is filled by the shareholders, the Board of Directors may fill the vacancy or, if the Directors remaining in office constitute fewer than a quorum of the Board of


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


Directors, such Directors may fill the vacancy by the affirmative vote of a majority of the Directors remaining in office. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office and until his successor is elected and qualified.

         Section 3.11 COMPENSATION. By resolution adopted by the affirmative vote of a majority of the Directors then in office, and regardless of the personal interest of any Director, the Board of Directors may establish reasonable compensation of all Directors for services rendered to the Corporation as Directors, officers, or otherwise. By a like resolution, the Board of Directors may authorize the payment to all Directors of their respective expenses, if any, reasonably incurred in attending any regular or special meeting of the Board of Directors.

         Section 3.12 COMMITTEES. By resolution adopted by the affirmative vote of a majority of Directors then in office, the Board of Directors may designate one or more committees, each committee to consist of two (2) or more Directors elected by the Board of Directors, which, to the extent provided in such resolution (as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote) shall have and may exercise (when the Board of Directors is not in session) all of the authority and powers of the Board of Directors in the management of the business and affairs of the Corporation provided, however, that no such committee shall have or exercise the authority or powers of the Board of Directors with respect to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaw of the Corporation. The Board of Directors may elect one or more of its members as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee upon request by the President of the Corporation or the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports of its activities to the Board of Directors as the Board of Directors may request.

         Section 3.13 INFORMAL ACTION BY DIRECTORS OR COMMITTEES. Any action required by the DGCL, the Certificate of Incorporation, or these By-Laws to be taken at a meeting of the Board of Directors or any committee thereof, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of all of the members of the Board of Directors or committee thereof, as the case may be, and may be stated as such in any document filed with the Secretary of State under the DGCL.

                             ARTICLE IV. OFFICERS

         Section 4.1 PRINCIPAL OFFICERS. The principal officers of the Corporation may include an Chairman, a President, one or more Vice-Presidents (the number of which shall be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers as may be deemed necessary or desirable. One person may hold any two or more offices.

         Section 4.2 ELECTION AND TERM OF OFFICE. Subject to Section 4.4, below, the officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders; and each officer shall hold office until his successor is elected and qualified or until his death or his resignation or removal in the manner provided in Section 4.3, below. If the election of officers is not held at such regular meeting of the Board of Directors, the election shall be held as soon thereafter as may be convenient. Election or appointment of an officer shall not of itself create any contract rights.

         Section 4.3 REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, or the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, President or Secretary of the Corporation. The resignation shall take effect on the date of receipt of the notice of resignation or at any later time specified therein; and unless the notice of resignation specifies otherwise, the resignation shall become effective without the necessity of acceptance by the Board of Directors.

         Section 4.4 VACANCIES. If any office becomes vacant by reason of the death, resignation, or removal of the incumbent, the Board of Directors shall elect a successor who shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.

         Section 4.5 CHAIRMAN. The Chairman shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 4.6 PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall have the authority to sign certificates for shares of the Corporation's capital stock and deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Corporation's regular business or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. Except as otherwise provided by the DGCL or the Board of Directors, the President may authorize any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.

         Section 4.7 ABSENCE OF THE CHAIRMAN. The President shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. In the absence of the Chairman or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman.

         Section 4.8 VICE-PRESIDENTS. The Board of Directors may appoint Vice-Presidents which may be designated as Executive Vice Presidents or Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President, if one has been elected (or in the event that there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign certificates for shares of the Corporation's capital stock, the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the Chairman or by the Board of Directors.

         Section 4.9 THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by the DGCL; (c) be custodian of the corporate records and of any seal of the Corporation and, if there is a seal of the Corporation, see that it is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder or delegate that responsibility to a stock transfer agent approved by the Board of Directors; (f) sign, with the President or a Vice-President, certificates for shares of the Corporation's capital stock, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 4.10 TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall require.

         Section 4.11 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         Section 4.12 ASSISTANTS AND ACTING OFFICERS. The Board of Directors and the President shall each have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or President.

         Section 4.13 SALARIES. The salaries of officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.

             ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 5.1 CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and post office address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 5.2 TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation only by the holder of record thereof, or by his legal representative or his attorney so authorized by a duly executed power-of-attorney filed with the Secretary of the Corporation, upon surrender for cancellation of the certificate for such shares and subject to such limitations as may be set forth in the Certificate of Incorporation. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all of the rights and powers of the owner of such shares. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if there were on or with the certificate the necessary endorsements and if the Corporation had no duty to inquire into adverse claims or had discharged any such duty. The Corporation may require reasonable assurance that the endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by the Board of Directors.

         Section 5.3 RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the Corporation.


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


         Section 5.4 LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; and (b) if required by the Corporation, files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         Section 5.5 CONSIDERATION FOR SHARES. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable.

         Section 5.6 STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

         ARTICLE VI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         Section 6.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         Section 6.2 RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 1 of this Article VI shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         Section 6.3       RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under
Section 1 or 2 of this Article VI is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article VIII or otherwise shall be on the Corporation.

         Section 6.4 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's

Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 6.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 6.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                            ARTICLE VII. AMENDMENTS

         Section 7.1 AMENDMENT BY DIRECTORS OR SHAREHOLDERS. These By-Laws may be altered, amended, or repealed and new By-Laws may be adopted in whole or in part by the shareholders. These By-Laws may be altered, amended, or repealed, and new By-Laws may be adopted in whole or in part by the Board of Directors, notwithstanding the fact that these By-Laws may have been adopted by the shareholders of the Corporation. The By-Laws may contain any provisions for the regulation and management of the Corporation's affairs not inconsistent with law or the Certificate of Incorporation.

         Section 7.2 IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders of the Corporation by the affirmative vote of the holders of the majority of the outstanding shares of each class of the Corporation entitled to vote thereon, or by the Board of Directors, shall be given the same effect as though these By-Laws had been temporarily amended so far as is necessary to permit the specific action so taken or authorized.